Exhibit 99.1
Caterpillar Inc.
1Q 2024 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2024 Results

	First Quarter
($ in billions except profit per share)	2024	2023
Sales and Revenues	$15.8	$15.9
Profit Per Share	$5.75	$3.74
Adjusted Profit Per Share	$5.60	$4.91

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.

●	First-quarter 2024 profit per share of $5.75; adjusted profit per share of $5.60
●	Enterprise operating cash flow was $2.1 billion in the first quarter of 2024
●	Deployed $5.1 billion of cash for share repurchases and dividends in the first quarter

IRVING, Texas, April 25, 2024 – Caterpillar Inc. (NYSE: CAT) announced first-quarter 2024 results. Sales and revenues for the first quarter of 2024 were $15.8 billion, about flat to the first quarter of 2023, due to lower sales volume, which was mostly offset by favorable price realization.
Operating profit margin was 22.3% for the first quarter of 2024, compared with 17.2% for the first quarter of 2023. Adjusted operating profit margin was 22.2% for the first quarter of 2024, compared with 21.1% for the first quarter of 2023. First-quarter 2024 profit per share was $5.75, compared with first-quarter 2023 profit per share of $3.74. Adjusted profit per share in the first quarter of 2024 was $5.60, compared with first-quarter 2023 adjusted profit per share of $4.91. In the first quarter of 2024 and 2023, adjusted operating profit margin and adjusted profit per share excluded restructuring income/costs.
For the three months ended March 31, 2024, enterprise operating cash flow was $2.1 billion, and the company ended the first quarter with $5.0 billion of enterprise cash. In the quarter, the company deployed $4.5 billion of cash for repurchases of Caterpillar common stock and $0.6 billion of cash for dividends.
“I’m pleased with our team’s performance that resulted in higher adjusted operating profit margin, record adjusted profit per share and strong ME&T free cash flow. Our strong balance sheet and ME&T free cash flow allowed us to deploy a record $5.1 billion of cash for share repurchases and dividends in the first quarter,” said Chairman and CEO Jim Umpleby. "We continue to execute our strategy for long-term profitable growth.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the first quarter of 2023 (at left) and the first quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the first quarter of 2024 were $15.799 billion, a decrease of $63 million, or about flat, compared with $15.862 billion in the first quarter of 2023. Lower sales volume of $684 million and unfavorable currency impacts of $30 million, primarily related to the Australian dollar, were mostly offset by favorable price realization of $575 million and higher Financial Products' revenues of $76 million. The decrease in sales volume was primarily driven by lower sales of equipment to end users; there was not a significant impact from changes in dealer inventories.
In the three primary segments, sales were higher in Energy & Transportation and lower in Construction Industries and Resource Industries.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2023	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2024	$ Change	% Change

Construction Industries	$6,746	$(464)	$199	$(22)	$(35)	$6,424	$(322)	(5%)
Resource Industries	3,427	(425)	173	(11)	29	3,193	(234)	(7%)
Energy & Transportation	6,254	231	202	(1)	(5)	6,681	427	7%
All Other Segment	111	(1)	—	—	(1)	109	(2)	(2%)
Corporate Items and Eliminations	(1,439)	(25)	1	4	12	(1,447)	(8)
Machinery, Energy & Transportation	15,099	(684)	575	(30)	—	14,960	(139)	(1%)

Financial Products Segment	902	—	—	—	89	991	89	10%
Corporate Items and Eliminations	(139)	—	—	—	(13)	(152)	(13)
Financial Products Revenues	763	—	—	—	76	839	76	10%

Consolidated Sales and Revenues	$15,862	$(684)	$575	$(30)	$76	$15,799	$(63)	—%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2024
Construction Industries	$3,833	6%	$595	(1%)	$996	(25%)	$993	(14%)	$6,417	(4%)	$7	(83%)	$6,424	(5%)
Resource Industries	1,264	(3%)	476	—%	465	(22%)	891	(9%)	3,096	(8%)	97	43%	3,193	(7%)
Energy & Transportation	2,951	15%	408	7%	1,294	(7%)	834	16%	5,487	9%	1,194	—%	6,681	7%
All Other Segment	18	—%	(1)	—%	4	—%	13	—%	34	(3%)	75	(1%)	109	(2%)
Corporate Items and Eliminations	(58)		(2)		(11)		(3)		(74)		(1,373)		(1,447)
Machinery, Energy & Transportation	8,008	7%	1,476	2%	2,748	(17%)	2,728	(5%)	14,960	(1%)	—	—%	14,960	(1%)

Financial Products Segment	659	15%	101	(3%)	123	8%	108	(1%)	991	10%	—	—%	991	10%
Corporate Items and Eliminations	(94)		(18)		(19)		(21)		(152)		—		(152)
Financial Products Revenues	565	15%	83	(3%)	104	8%	87	(2%)	839	10%	—	—%	839	10%

Consolidated Sales and Revenues	$8,573	8%	$1,559	1%	$2,852	(17%)	$2,815	(5%)	$15,799	—%	$—	—%	$15,799	—%

First Quarter 2023
Construction Industries	$3,608		$599		$1,336		$1,161		$6,704		$42		$6,746
Resource Industries	1,308		474		599		978		3,359		68		3,427
Energy & Transportation	2,572		380		1,384		719		5,055		1,199		6,254
All Other Segment	18		—		4		13		35		76		111
Corporate Items and Eliminations	(48)		—		(1)		(5)		(54)		(1,385)		(1,439)
Machinery, Energy & Transportation	7,458		1,453		3,322		2,866		15,099		—		15,099

Financial Products Segment	575		104		114		109		902		—		902
Corporate Items and Eliminations	(83)		(18)		(18)		(20)		(139)		—		(139)
Financial Products Revenues	492		86		96		89		763		—		763

Consolidated Sales and Revenues	$7,950		$1,539		$3,418		$2,955		$15,862		$—		$15,862

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the first quarter of 2023 (at left) and the first quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the first quarter of 2024 was $3.519 billion, an increase of $788 million, or 29%, compared with $2.731 billion in the first quarter of 2023. The increase was primarily due to the absence of the impact of the divestiture of the company's Longwall business in 2023 of $586 million and favorable price realization of $575 million, partially offset by the profit impact of lower sales volume of $268 million.

Profit (Loss) by Segment
(Millions of dollars)	First Quarter 2024	First Quarter 2023	$ Change	% Change
Construction Industries	$1,764	$1,790	$(26)	(1%)
Resource Industries	730	764	(34)	(4%)
Energy & Transportation	1,301	1,057	244	23%
All Other Segment	24	11	13	118%
Corporate Items and Eliminations	(415)	(1,008)	593
Machinery, Energy & Transportation	3,404	2,614	790	30%

Financial Products Segment	293	232	61	26%
Corporate Items and Eliminations	(25)	25	(50)
Financial Products	268	257	11	4%

Consolidating Adjustments	(153)	(140)	(13)

Consolidated Operating Profit	$3,519	$2,731	$788	29%

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Other Profit/Loss and Tax Items
•Other income (expense) in the first quarter of 2024 was income of $156 million, compared with income of $32 million in the first quarter of 2023. The change was primarily driven by favorable impacts from foreign currency exchange.
•The effective tax rate for the first quarter of 2024 was 19.5% compared to 26.9% for the first quarter of 2023. Excluding the discrete items discussed below, the first quarter 2024 estimated annual tax rate was 22.5% compared with 23.0% for the first quarter of 2023.
The 2024 estimated annual tax rate excludes the impact of nontaxable gains of $64 million for the divestiture of a non-U.S. mining entity along with a related tax benefit of $54 million. The estimated annual tax rate in the first quarter of 2023 excluded the impact of the nondeductible loss of $586 million related to the divestiture of the company’s Longwall business. In addition, a discrete tax benefit of $38 million was recorded in the first quarter of 2024, compared with a $32 million benefit in the first quarter of 2023, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2024	$ Change	% Change
Total Sales	$6,746	$(464)	$199		$(22)	$(35)	$6,424	$(322)	(5%)

Sales by Geographic Region
	First Quarter 2024	First Quarter 2023	$ Change		% Change
North America	$3,833	$3,608	$225		6%
Latin America	595	599	(4)		(1%)
EAME	996	1,336	(340)		(25%)
Asia/Pacific	993	1,161	(168)		(14%)
External Sales	6,417	6,704	(287)		(4%)
Inter-segment	7	42	(35)		(83%)
Total Sales	$6,424	$6,746	$(322)		(5%)

Segment Profit
	First Quarter 2024	First Quarter 2023	Change		% Change
Segment Profit	$1,764	$1,790	$(26)		(1%)
Segment Profit Margin	27.5%	26.5%	1.0	pts

Construction Industries’ total sales were $6.424 billion in the first quarter of 2024, a decrease of $322 million, or 5%, compared with $6.746 billion in the first quarter of 2023. The decrease was primarily due to lower sales volume of $464 million, partially offset by favorable price realization of $199 million. The decrease in sales volume was mainly driven by lower sales of equipment to end users.
•In North America, sales increased primarily due to favorable price realization.
•Sales in Latin America were about flat.
•In EAME, sales decreased mainly due to lower sales volume. Lower sales volume was primarily driven by lower sales of equipment to end users.
•Sales decreased in Asia/Pacific primarily due to lower sales volume. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased more during the first quarter of 2023 than during the first quarter of 2024.
Construction Industries’ profit was $1.764 billion in the first quarter of 2024, a decrease of $26 million, or 1%, compared with $1.790 billion in the first quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume of $278 million, higher selling, general and administrative (SG&A) and research and development (R&D) expenses of $26 million and other unfavorable segment items of $7 million, partially offset by favorable price realization of $199 million and favorable manufacturing costs of $86 million. Favorable manufacturing costs largely reflected lower freight.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2024	$ Change	% Change
Total Sales	$3,427	$(425)	$173		$(11)	$29	$3,193	$(234)	(7%)

Sales by Geographic Region
	First Quarter 2024	First Quarter 2023	$ Change		% Change
North America	$1,264	$1,308	$(44)		(3%)
Latin America	476	474	2		—%
EAME	465	599	(134)		(22%)
Asia/Pacific	891	978	(87)		(9%)
External Sales	3,096	3,359	(263)		(8%)
Inter-segment	97	68	29		43%
Total Sales	$3,193	$3,427	$(234)		(7%)

Segment Profit
	First Quarter 2024	First Quarter 2023	Change		% Change
Segment Profit	$730	$764	$(34)		(4%)
Segment Profit Margin	22.9%	22.3%	0.6	pts

Resource Industries’ total sales were $3.193 billion in the first quarter of 2024, a decrease of $234 million, or 7%, compared with $3.427 billion in the first quarter of 2023. The decrease was primarily due to lower sales volume of $425 million, partially offset by favorable price realization of $173 million. The decrease in sales volume was mainly driven by lower sales of equipment to end users.
Resource Industries’ profit was $730 million in the first quarter of 2024, a decrease of $34 million, or 4%, compared with $764 million in the first quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume of $217 million and other unfavorable segment items of $24 million, partially offset by favorable price realization of $173 million and favorable manufacturing costs of $38 million. Other unfavorable segment items primarily consisted of unfavorable currency impacts. Favorable manufacturing costs largely reflected lower freight.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	First Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2024	$ Change	% Change
Total Sales	$6,254	$231	$202		$(1)	$(5)	$6,681	$427	7%

Sales by Application
	First Quarter 2024	First Quarter 2023	$ Change		% Change
Oil and Gas	$1,568	$1,314	$254		19%
Power Generation	1,618	1,284	334		26%
Industrial	989	1,255	(266)		(21%)
Transportation	1,312	1,202	110		9%
External Sales	5,487	5,055	432		9%
Inter-segment	1,194	1,199	(5)		—%
Total Sales	$6,681	$6,254	$427		7%

Segment Profit
	First Quarter 2024	First Quarter 2023	Change		% Change
Segment Profit	$1,301	$1,057	$244		23%
Segment Profit Margin	19.5%	16.9%	2.6	pts

Energy & Transportation’s total sales were $6.681 billion in the first quarter of 2024, an increase of $427 million, or 7%, compared with $6.254 billion in the first quarter of 2023. Sales increased across all applications except Industrial. The increase in sales was primarily due to higher sales volume of $231 million and favorable price realization of $202 million.
•Oil and Gas – Sales increased for turbines and turbine-related services. Sales also increased in reciprocating engines used in gas compression applications.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications.
•Industrial – Sales decreased primarily in EAME and North America.
•Transportation – Sales increased in rail services. International locomotive deliveries were also higher.
Energy & Transportation’s profit was $1.301 billion in the first quarter of 2024, an increase of $244 million, or 23%, compared with $1.057 billion in the first quarter of 2023. The increase was mainly due to favorable price realization of $202 million.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2024	First Quarter 2023	$ Change	% Change
North America	$659	$575	$84	15%
Latin America	101	104	(3)	(3%)
EAME	123	114	9	8%
Asia/Pacific	108	109	(1)	(1%)
Total Revenues	$991	$902	$89	10%

Segment Profit
	First Quarter 2024	First Quarter 2023	Change	% Change
Segment Profit	$293	$232	$61	26%

Financial Products’ segment revenues were $991 million in the first quarter of 2024, an increase of $89 million, or 10%, compared with $902 million in the first quarter of 2023. The increase was primarily due to a $69 million favorable impact from higher average financing rates across all regions and a $32 million favorable impact from higher average earning assets driven by North America.
Financial Products’ segment profit was $293 million in the first quarter of 2024, an increase of $61 million, or 26%, compared with $232 million in the first quarter of 2023. The increase was mainly due to a $33 million insurance settlement and a $27 million favorable impact from equity securities.
At the end of the first quarter of 2024, past dues at Cat Financial were 1.78%, compared with 2.00% at the end of the first quarter of 2023. Write-offs, net of recoveries, were $55 million for the first quarter of 2024, compared with $10 million for the first quarter of 2023. As of March 31, 2024, Cat Financial's allowance for credit losses totaled $281 million, or 1.01% of finance receivables, compared with $331 million, or 1.18% of finance receivables at December 31, 2023.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $440 million in the first quarter of 2024, a decrease of $543 million from the first quarter of 2023, primarily driven by the absence of the impact of the divestiture of the company's Longwall business in 2023.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, April 25, 2024.
iii.Information on non-GAAP financial measures is included in the appendix on pages 12 and 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, April 25, 2024, to discuss its 2024 first-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2023 sales and revenues of $67.1 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of three significant items in order for the company’s results to be meaningful to readers. These items consist of (i) restructuring income related to the divestiture of a non-US mining entity, (ii) other restructuring income/costs and (iii) restructuring costs related to the divestiture of the company's Longwall business in 2023. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2024, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended March 31, 2024 - U.S. GAAP	$3,519	22.3%	$3,532	$688	$2,856	$5.75
Restructuring (income) - non-US mining entity divestiture	(64)	(0.5)%	(64)	54	(118)	(0.24)
Other restructuring (income) costs	58	0.4%	58	14	44	0.09
Three Months Ended March 31, 2024 - Adjusted	$3,513	22.2%	$3,526	$756	$2,782	$5.60

Three Months Ended March 31, 2023 - U.S. GAAP	$2,731	17.2%	$2,634	$708	$1,943	$3.74
Restructuring costs - Longwall divestiture	586	3.7%	586	—	586	1.13
Other restructuring (income) costs	25	0.2%	25	5	20	0.04
Three Months Ended March 31, 2023 - Adjusted	$3,342	21.1%	$3,245	$713	$2,549	$4.91

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate, excluding discrete items for the three months ended March 31, 2024, and 2023 is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. These items consist of (i) restructuring income related to the divestiture of a non-US mining entity, (ii) restructuring costs related to the divestiture of the company's Longwall business in 2023 and (iii) settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended March 31, 2024 - U.S. GAAP	$3,532	$688	19.5%
Restructuring (income) - non-US mining entity divestiture	(64)	54
Excess stock-based compensation	—	38
Annual effective tax rate, excluding discrete items	$3,468	$780	22.5%

Excess stock-based compensation	—	(38)
Other restructuring (income) costs	58	14

Three Months Ended March 31, 2024 - Adjusted	$3,526	$756

Three Months Ended March 31, 2023 - U.S. GAAP	$2,634	$708	26.9%
Restructuring costs - Longwall divestiture	586	—
Excess stock-based compensation	—	32
Annual effective tax rate, excluding discrete items	$3,220	$740	23.0%

Excess stock-based compensation	—	(32)
Other restructuring (income) costs	25	5

Three Months Ended March 31, 2023 - Adjusted	$3,245	$713

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 23 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2024	2023
Sales and revenues:
Sales of Machinery, Energy & Transportation	$14,960	$15,099
Revenues of Financial Products	839	763
Total sales and revenues	15,799	15,862

Operating costs:
Cost of goods sold	9,662	10,103
Selling, general and administrative expenses	1,577	1,463
Research and development expenses	520	472
Interest expense of Financial Products	298	217
Other operating (income) expenses	223	876
Total operating costs	12,280	13,131

Operating profit	3,519	2,731

Interest expense excluding Financial Products	143	129
Other income (expense)	156	32

Consolidated profit before taxes	3,532	2,634

Provision (benefit) for income taxes	688	708
Profit of consolidated companies	2,844	1,926

Equity in profit (loss) of unconsolidated affiliated companies	10	16

Profit of consolidated and affiliated companies	2,854	1,942

Less: Profit (loss) attributable to noncontrolling interests	(2)	(1)

Profit [1]	$2,856	$1,943

Profit per common share	$5.78	$3.76
Profit per common share — diluted [2]	$5.75	$3.74

Weighted-average common shares outstanding (millions)
– Basic	493.9	516.2
– Diluted [2]	496.9	519.4

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$4,959	$6,978
Receivables – trade and other	9,296	9,310
Receivables – finance	9,446	9,510
Prepaid expenses and other current assets	3,010	4,586
Inventories	16,953	16,565
Total current assets	43,664	46,949

Property, plant and equipment – net	12,538	12,680
Long-term receivables – trade and other	1,200	1,238
Long-term receivables – finance	12,531	12,664
Noncurrent deferred and refundable income taxes	2,860	2,816
Intangible assets	516	564
Goodwill	5,277	5,308
Other assets	5,155	5,257
Total assets	$83,741	$87,476

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$—
-- Financial Products	3,568	4,643
Accounts payable	7,778	7,906
Accrued expenses	4,821	4,958
Accrued wages, salaries and employee benefits	1,291	2,757
Customer advances	2,194	1,929
Dividends payable	—	649
Other current liabilities	3,265	3,123
Long-term debt due within one year:
-- Machinery, Energy & Transportation	1,045	1,044
-- Financial Products	8,409	7,719
Total current liabilities	32,371	34,728

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,539	8,579
-- Financial Products	16,292	15,893
Liability for postemployment benefits	4,068	4,098
Other liabilities	4,826	4,675
Total liabilities	66,096	67,973

Shareholders’ equity
Common stock	5,663	6,403
Treasury stock	(40,039)	(36,339)
Profit employed in the business	54,108	51,250
Accumulated other comprehensive income (loss)	(2,093)	(1,820)
Noncontrolling interests	6	9
Total shareholders’ equity	17,645	19,503
Total liabilities and shareholders’ equity	$83,741	$87,476

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2024	2023
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,854	$1,942
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	524	532
Provision (benefit) for deferred income taxes	(54)	(191)
(Gain) loss on divestiture	(64)	572
Other	(5)	117
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(81)	(329)
Inventories	(439)	(1,403)
Accounts payable	203	477
Accrued expenses	(38)	38
Accrued wages, salaries and employee benefits	(1,454)	(950)
Customer advances	279	365
Other assets – net	60	107
Other liabilities – net	267	296
Net cash provided by (used for) operating activities	2,052	1,573
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(500)	(422)
Expenditures for equipment leased to others	(236)	(328)
Proceeds from disposals of leased assets and property, plant and equipment	155	184
Additions to finance receivables	(3,256)	(3,020)
Collections of finance receivables	3,140	3,169
Proceeds from sale of finance receivables	13	24
Investments and acquisitions (net of cash acquired)	—	(5)
Proceeds from sale of businesses and investments (net of cash sold)	42	(14)
Proceeds from maturities and sale of securities	1,867	239
Investments in securities	(275)	(536)
Other – net	8	26
Net cash provided by (used for) investing activities	958	(683)
Cash flow from financing activities:
Dividends paid	(648)	(620)
Common stock issued, including treasury shares reissued	(8)	(25)
Common shares repurchased	(4,455)	(400)
Proceeds from debt issued (original maturities greater than three months)	2,731	1,517
Payments on debt (original maturities greater than three months)	(1,570)	(1,475)
Short-term borrowings – net (original maturities three months or less)	(1,050)	(103)
Net cash provided by (used for) financing activities	(5,000)	(1,106)
Effect of exchange rate changes on cash	(30)	(1)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,020)	(217)
Cash, cash equivalents and restricted cash at beginning of period	6,985	7,013
Cash, cash equivalents and restricted cash at end of period	$4,965	$6,796

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$14,960	$14,960	$—	$—
Revenues of Financial Products	839	—	1,029	(190)	1
Total sales and revenues	15,799	14,960	1,029	(190)

Operating costs:
Cost of goods sold	9,662	9,664	—	(2)	2
Selling, general and administrative expenses	1,577	1,413	178	(14)	2
Research and development expenses	520	520	—	—
Interest expense of Financial Products	298	—	298	—
Other operating (income) expenses	223	(41)	285	(21)	2
Total operating costs	12,280	11,556	761	(37)

Operating profit	3,519	3,404	268	(153)

Interest expense excluding Financial Products	143	143	—	—
Other income (expense)	156	(20)	23	153	3

Consolidated profit before taxes	3,532	3,241	291	—

Provision (benefit) for income taxes	688	615	73	—
Profit of consolidated companies	2,844	2,626	218	—

Equity in profit (loss) of unconsolidated affiliated companies	10	10	—	—

Profit of consolidated and affiliated companies	2,854	2,636	218	—

Less: Profit (loss) attributable to noncontrolling interests	(2)	(3)	1	—

Profit [4]	$2,856	$2,639	$217	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,099	$15,099	$—	$—
Revenues of Financial Products	763	—	935	(172)	1
Total sales and revenues	15,862	15,099	935	(172)

Operating costs:
Cost of goods sold	10,103	10,104	—	(1)	2
Selling, general and administrative expenses	1,463	1,320	158	(15)	2
Research and development expenses	472	472	—	—
Interest expense of Financial Products	217	—	217	—
Other operating (income) expenses	876	589	303	(16)	2
Total operating costs	13,131	12,485	678	(32)

Operating profit	2,731	2,614	257	(140)

Interest expense excluding Financial Products	129	129	—	—
Other income (expense)	32	(14)	(19)	65	3

Consolidated profit before taxes	2,634	2,471	238	(75)

Provision (benefit) for income taxes	708	648	60	—
Profit of consolidated companies	1,926	1,823	178	(75)

Equity in profit (loss) of unconsolidated affiliated companies	16	19	—	(3)	4

Profit of consolidated and affiliated companies	1,942	1,842	178	(78)

Less: Profit (loss) attributable to noncontrolling interests	(1)	—	2	(3)	5

Profit [6]	$1,943	$1,842	$176	$(75)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At March 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$4,959	$3,963	$996	$—
Receivables – trade and other	9,296	3,814	658	4,824	1,2
Receivables – finance	9,446	—	14,509	(5,063)	2
Prepaid expenses and other current assets	3,010	2,665	379	(34)	3
Inventories	16,953	16,953	—	—
Total current assets	43,664	27,395	16,542	(273)

Property, plant and equipment – net	12,538	8,647	3,891	—
Long-term receivables – trade and other	1,200	538	57	605	1,2
Long-term receivables – finance	12,531	—	13,191	(660)	2
Noncurrent deferred and refundable income taxes	2,860	3,382	138	(660)	4
Intangible assets	516	516	—	—
Goodwill	5,277	5,277	—	—
Other assets	5,155	4,081	2,117	(1,043)	5
Total assets	$83,741	$49,836	$35,936	$(2,031)

Liabilities
Current liabilities:
Short-term borrowings	$3,568	$—	$3,568	$—
Accounts payable	7,778	7,699	337	(258)	6,7
Accrued expenses	4,821	4,287	534	—
Accrued wages, salaries and employee benefits	1,291	1,262	29	—
Customer advances	2,194	2,173	2	19	7
Other current liabilities	3,265	2,601	725	(61)	4,8
Long-term debt due within one year	9,454	1,045	8,409	—
Total current liabilities	32,371	19,067	13,604	(300)

Long-term debt due after one year	24,831	8,594	16,292	(55)	9
Liability for postemployment benefits	4,068	4,068	—	—
Other liabilities	4,826	3,979	1,553	(706)	4
Total liabilities	66,096	35,708	31,449	(1,061)

Shareholders’ equity
Common stock	5,663	5,663	905	(905)	10
Treasury stock	(40,039)	(40,039)	—	—
Profit employed in the business	54,108	49,422	4,674	12	10
Accumulated other comprehensive income (loss)	(2,093)	(926)	(1,167)	—
Noncontrolling interests	6	8	75	(77)	10
Total shareholders’ equity	17,645	14,128	4,487	(970)
Total liabilities and shareholders’ equity	$83,741	$49,836	$35,936	$(2,031)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to accrued expenses or customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,978	$6,106	$872	$—
Receivables – trade and other	9,310	3,971	570	4,769	1,2
Receivables – finance	9,510	—	14,499	(4,989)	2
Prepaid expenses and other current assets	4,586	4,327	341	(82)	3
Inventories	16,565	16,565	—	—
Total current assets	46,949	30,969	16,282	(302)

Property, plant and equipment – net	12,680	8,694	3,986	—
Long-term receivables – trade and other	1,238	565	85	588	1,2
Long-term receivables – finance	12,664	—	13,299	(635)	2
Noncurrent deferred and refundable income taxes	2,816	3,360	148	(692)	4
Intangible assets	564	564	—	—
Goodwill	5,308	5,308	—	—
Other assets	5,257	4,218	2,082	(1,043)	5
Total assets	$87,476	$53,678	$35,882	$(2,084)

Liabilities
Current liabilities:
Short-term borrowings	$4,643	$—	$4,643	$—
Accounts payable	7,906	7,827	314	(235)	6,7
Accrued expenses	4,958	4,361	597	—
Accrued wages, salaries and employee benefits	2,757	2,696	61	—
Customer advances	1,929	1,912	2	15	7
Dividends payable	649	649	—	—
Other current liabilities	3,123	2,583	647	(107)	4,8
Long-term debt due within one year	8,763	1,044	7,719	—
Total current liabilities	34,728	21,072	13,983	(327)

Long-term debt due after one year	24,472	8,626	15,893	(47)	9
Liability for postemployment benefits	4,098	4,098	—	—
Other liabilities	4,675	3,806	1,607	(738)	4
Total liabilities	67,973	37,602	31,483	(1,112)

Shareholders’ equity
Common stock	6,403	6,403	905	(905)	10
Treasury stock	(36,339)	(36,339)	—	—
Profit employed in the business	51,250	46,783	4,457	10	10
Accumulated other comprehensive income (loss)	(1,820)	(783)	(1,037)	—
Noncontrolling interests	9	12	74	(77)	10
Total shareholders’ equity	19,503	16,076	4,399	(972)
Total liabilities and shareholders’ equity	$87,476	$53,678	$35,882	$(2,084)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to accrued expenses or customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,854	$2,636	$218	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	524	328	196	—
Provision (benefit) for deferred income taxes	(54)	(23)	(31)	—
(Gain) loss on divestiture	(64)	(64)	—	—
Other	(5)	(16)	(120)	131	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(81)	111	(40)	(152)	[1,2]
Inventories	(439)	(434)	—	(5)	1
Accounts payable	203	179	30	(6)	1
Accrued expenses	(38)	(47)	9	—
Accrued wages, salaries and employee benefits	(1,454)	(1,422)	(32)	—
Customer advances	279	279	—	—
Other assets – net	60	102	3	(45)	1
Other liabilities – net	267	142	75	50	1
Net cash provided by (used for) operating activities	2,052	1,771	308	(27)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(500)	(493)	(8)	1	1
Expenditures for equipment leased to others	(236)	(9)	(233)	6	1
Proceeds from disposals of leased assets and property, plant and equipment	155	5	152	(2)	1
Additions to finance receivables	(3,256)	—	(3,573)	317	2
Collections of finance receivables	3,140	—	3,572	(432)	2
Net intercompany purchased receivables	—	—	(137)	137	2
Proceeds from sale of finance receivables	13	—	13	—
Net intercompany borrowings	—	—	3	(3)	3
Investments and acquisitions (net of cash acquired)	—	—	—	—
Proceeds from sale of businesses and investments (net of cash sold)	42	42	—	—
Proceeds from maturities and sale of securities	1,867	1,797	70	—
Investments in securities	(275)	(148)	(127)	—
Other – net	8	31	(23)	—
Net cash provided by (used for) investing activities	958	1,225	(291)	24
Cash flow from financing activities:
Dividends paid	(648)	(648)	—	—
Common stock issued, including treasury shares reissued	(8)	(8)	—	—
Common shares repurchased	(4,455)	(4,455)	—	—
Net intercompany borrowings	—	(3)	—	3	3
Proceeds from debt issued > 90 days	2,731	—	2,731	—
Payments on debt > 90 days	(1,570)	(6)	(1,564)	—
Short-term borrowings – net < 90 days	(1,050)	—	(1,050)	—
Net cash provided by (used for) financing activities	(5,000)	(5,120)	117	3
Effect of exchange rate changes on cash	(30)	(20)	(10)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,020)	(2,144)	124	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$4,965	$3,967	$998	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$1,942	$1,842	$178	$(78)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	532	342	190	—
Provision (benefit) for deferred income taxes	(191)	(169)	(22)	—
(Gain) loss on divestiture	572	572	—	—
Other	117	124	(143)	136	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(329)	205	14	(548)	[2,3]
Inventories	(1,403)	(1,402)	—	(1)	2
Accounts payable	477	465	34	(22)	2
Accrued expenses	38	6	32	—
Accrued wages, salaries and employee benefits	(950)	(928)	(22)	—
Customer advances	365	365	—	—
Other assets – net	107	223	4	(120)	2
Other liabilities – net	296	134	37	125	2
Net cash provided by (used for) operating activities	1,573	1,779	302	(508)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(422)	(414)	(9)	1	2
Expenditures for equipment leased to others	(328)	—	(330)	2	2
Proceeds from disposals of leased assets and property, plant and equipment	184	7	179	(2)	2
Additions to finance receivables	(3,020)	—	(3,462)	442	3
Collections of finance receivables	3,169	—	3,437	(268)	3
Net intercompany purchased receivables	—	—	(258)	258	3
Proceeds from sale of finance receivables	24	—	24	—
Net intercompany borrowings	—	—	2	(2)	4
Investments and acquisitions (net of cash acquired)	(5)	(5)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(14)	(14)	—	—
Proceeds from sale of securities	239	162	77	—
Investments in securities	(536)	(433)	(103)	—
Other – net	26	27	(1)	—
Net cash provided by (used for) investing activities	(683)	(670)	(444)	431
Cash flow from financing activities:
Dividends paid	(620)	(620)	(75)	75	5
Common stock issued, including treasury shares reissued	(25)	(25)	—	—
Common shares repurchased	(400)	(400)	—	—
Net intercompany borrowings	—	(2)	—	2	4
Proceeds from debt issued > 90 days	1,517	—	1,517	—
Payments on debt > 90 days	(1,475)	(90)	(1,385)	—
Short-term borrowings – net < 90 days	(103)	(3)	(100)	—
Net cash provided by (used for) financing activities	(1,106)	(1,140)	(43)	77
Effect of exchange rate changes on cash	(1)	4	(5)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(217)	(27)	(190)	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$6,796	$6,022	$774	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
#